SUPPLEMENT TO EXPLORATION AGREEMENT

      This Supplement to Exploration Agreement is made and entered into effective March 11, 2002, by and between Fortune Natural Resources Corporation ("Fortune"), PrimeEnergy Management Corporation ("Prime"), Channel Exploration, LLC ("Channel"), Cymraec Exploration, Inc. ("Cymraec"), Lonesome Dove Petroleum, Inc. ("Lonesome Dove"), Braveheart Holdings, LLC ("Braveheart"), Southwestern Eagle, LLC ("Southwestern"), and Blue Ridge Energy, Inc. ("BRE"). Lonesome Dove, Braveheart, Southwestern, Cymraec and BRE are sometimes hereinafter referred to collectively as the "Seismic Partners", or individually as a "Seismic Partner". Fortune, Prime, Channel, Cymraec and each of the Seismic Partners are sometimes hereinafter referred to collectively as the "Parties" or, individually, as a "Party."

      WHEREAS, the Parties are parties to the Exploration Agreement dated as of February 1, 2002, and capitalized terms used but not defined herein shall have the same meaning as in said Exploration Agreement; and

      WHEREAS, since the Exploration Agreement was executed, Lonesome Dove and Cymraec have transferred to BRE a total of 35% of the Seismic Participation Percentages of the Seismic Partners, so that the Seismic Participation Percentages are now as follows: Lonesome Dove - 30%, Southwestern - 20%, Braveheart - 15%, Cymraec - 0%; and BRE - 35%; and

      WHEREAS, the Seismic Partners desire to have Fortune and Prime agree with respect to the interpretation of the Exploration Agreement concerning dry hole funds delivered to them as Operator pursuant to Prospect Proposal Elections made by the Seismic Partners, and with respect to the handling of Seismic Partners' funds advanced to the Operator, all as more particularly provided in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual and dependent covenants set forth in the Exploration Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

      1. Limitation on "Reasonable Time." Fortune and Prime agree that the definition of the term "Reasonable Time" shall not authorize the Operator to hold the Seismic Partners' shares of the dry hole costs for a proposed well longer than the time allowed by the provisions of Article VI.B.1 or VI.B.2 of the applicable Operating Agreement, prior to the commencement of the operation in question, i.e., ninety (90) days from the end of the election period, plus an additional thirty (30) days in certain circumstances as set out therein, or such shorter periods of time as therein provided when a drilling rig is on location. If the proposed operation is not commenced within such applicable time period, such dry hole costs shall be returned to the appropriate Seismic Partners until again requested by Operator, which shall not be more than thirty (30) days prior to the date the operator intends (at that time) to commence such operation.

      2. Segregation of Seismic Partners' payments. Fortune and Prime each agree, with respect to funds it receives from the Seismic Partners for their respective shares of the AFE Pre-Completion Costs or other advances of costs attributable to drilling or completion, to segregate and not to commingle such funds with its own and to maintain such funds (until they are expended in accordance with the Exploration Agreement or applicable Operating Agreement) in a specially designated account or accounts with designation that reasonably identifies such account as containing only the funds of parties other than Fortune or Prime. It is agreed and understood among the parties that neither this provision nor the preceding provision dealing with the refund of dry hole costs shall apply to any reimbursement for expenses incurred, including Prospect Costs, or for payment of fees incurred in accordance with the applicable Operating Agreement or Exploration Agreement.

      3. Optional Continuation of Exploration Agreement. If Fortune and/or Prime so recommend to the Seismic Partners, and if a majority in interest of the membership interests in Channel as of March 1, 2006 agree to do so in writing not later than March 15, 2006, the Exploration Agreement shall be continued in effect until March 31, 2007. Each March of each following year through March 2010, if the Exploration Agreement is then in effect, the Exploration Agreement shall be continued for an additional year, upon such recommendations and votes in like manner.

      4. Consent to Assign. Each Party consents to the assignments from Cymraec and Lonesome Dove to BRE referred to above. BRE hereby (i) ratifies the Exploration Agreement in its entirety,(ii) agrees to be bound thereby and to perform its proportionate share of the obligations and understandings provided in the Exploration Agreement for the performance by the Seismic Partners, (iii) makes the representations and warranties set forth in Section 8.2 of the Exploration Agreement to all other Partners, and (iv) agrees to indemnify, defend and hold harmless Fortune and Prime with respect to the matters provided in Section 3.13 of the Exploration Agreement.

      IN WITNESS WHEREOF, this Agreement is executed by the Parties effective as of the date first above written.

                               FORTUNE NATURAL RESOURCES
                               CORPORATION


                               By: /s/ Ron Nowak
                                   ------------------------------
                               Name:   Ron Nowak
                               Title:  President and COO


                               PRIMEENERGY MANAGEMENT CORPORATION


                               By: /s/ Charles E. Drimal
                                   ------------------------------
                               Name:   Charles E. Drimal
                               Title:  President


                               CHANNEL EXPLORATION, LLC


                               By: /s/ R. Michael Looney
                                   ------------------------------
                               Name:   R. Michael Looney
                               Title:  Manager


                               CYMRAEC EXPLORATION, INC.


                               By: /s/ Michael A. Graham
                                   ------------------------------
                               Name:   Michael A. Graham
                               Title:  President


                               LONESOME DOVE PETROLEUM, INC.


                               By: /s/  Brett A. Boedecker
                                   ------------------------------
                               Name:   Brett a. Boedecker
                               Title:  President


                               SOUTHWESTERN EAGLE, LLC


                               By: /s/  Jim W. Williams
                                   ------------------------------
                               Name:   Jim W. Williams
                               Title:


                               BRAVEHEART HOLDINGS, LLC


                               By: /s/  David Jones
                                   ------------------------------
                               Name:   David Jones
                               Title:  Managing Partner


                               BLUE RIDGE ENERGY, INC.


                               By: /s/  Robert D. Burr
                                   ------------------------------
                               Name:   Robert D. Burr
                               Title:  Chairman